UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report March 6, 1998


                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)
                        (as filed by its general partner)


        Delaware                       1-10066                95-4191066
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
of incorporation)                                           Identification)


               1100 Town & Country Road, Orange, California      92868
              (Address of principal executive offices)         (zip code)


        Registrant's telephone number, including area code: 714-560-4400


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Item 1.  Changes in Control of Registrant

Pursuant to the Purchase Agreement ("Purchase Agreement"), dated October 18, 1997 by and among Kinder Morgan Energy Partners, L.P. ("KMEP"), Kinder Morgan G.P., Inc., Registrant, Santa Fe Pacific Pipelines, Inc. ("SF General Partner") and SFP Pipeline Holdings, Inc., Kinder Morgan Operating L.P. "D" ("OLP-D"), an affiliate of KMEP, acquired on March 6, 1998, the general partner interest in Registrant from the SF General Partner for $84.4 million in cash. As a result of such acquisition, a change in control of the Registrant has resulted.

Item 2.  Acquisition or Disposition of Assets

Pursuant to the Purchase Agreement, Registrant sold its limited partner interest in SFPP, L.P. ("SFPP"), the operating partnership of Registrant, to OLP-D on March 6, 1998, in exchange for approximately 26.6 million KMEP Common Units. The Registrant's limited partner interest in SFPP constituted substantially all of Registrant's assets. Immediately following the closing of this transaction, the Registrant was liquidated.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Not applicable.
(b)    Not  applicable  (As a result of the immediate liquidation  of Registrant
       as part of   the  above-referenced  transaction,  the  Registrant  has no assets,  liabilities or partners equity).
(c)    Exhibits.


*Exhibit 2.1 Purchase Agreement dated October 18, 1997 between Kinder Morgan Energy Partners, L.P., Kinder Morgan G.P., Inc., Santa Fe Pacific Pipeline Partners, L.P., Santa Fe Pacific Pipelines, Inc. and SFP
           Pipeline Holdings, Inc. (Exhibit 2.1 to Registrant's Form 8-K dated October 18, 1997).

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*Incorporated by reference



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SANTA FE PACIFIC PIPELINE  PARTNERS, L.P.

                               By:  Kinder Morgan  Operating,  L.P. "D",
                                    its General Partner

                                    By:   Kinder Morgan G.P., Inc.,
                                          its general partner

                                          By: /s/ Thomas B. King
                                              ------------------------
                                              Name:     Thomas B. King
                                              Title:    President

Date:   March 23, 1998